UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

HILLENBRAND, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (812) 934-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;Compensatory Arrangements of Certain Officers.
Hillenbrand, Inc. (the “Company”) has announced that Eric M. Teegarden, age 37, has agreed to become the Company’s Vice President, Controller and Chief Accounting Officer, effective July 20, 2015. This announcement is more fully described in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K. Mr. Teegarden joins the Company from General Electric Company (GE), where he served in a variety of financial roles since 2007.  Most recently, Mr. Teegarden served as Global Controller, Supply Chain and Engineering for GE Aviation, a position he held since 2014.  Prior to that, he served as Global Controller of GE Aviation’s Military Systems Operations and as Controller of U.S. Appliance Operations for GE Home and Business.

The Company has entered into an employment agreement with Mr. Teegarden in substantially the same form as employment agreements it has with other non-CEO executive officers. Mr. Teegarden’s compensation package includes an annual base salary of $210,000 and an annual short-term incentive compensation target at 40% of base salary. In addition, Mr. Teegarden will be eligible to participate in annual equity-based awards under the Company’s long-term incentive compensation plan. He will also be eligible for other benefits that are commonly found in executive employment agreements.

Upon commencement of Mr. Teegarden’s employment, Theodore S. Haddad, Jr., who has been serving as Interim Controller and Chief Accounting Officer of the Company, will resume his position as the Company’s Vice President and Treasurer.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No	Description
99.1	Press Release dated June 30, 2015, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.
Date: June 30, 2015

	BY:	/S/ John R. Zerkle
John R. Zerkle
Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No	Description
99.1	Press Release dated June 30, 2015, issued by the Company.

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